                                                                                       EXHIBIT 11.1
                                       MASSBANK CORP.
                                    Earnings Per Share

     The following is a calculation of earnings per share for the three and and nine months ended September 30, 1999 and 1998.

                                          Three Months Ended         Nine Months Ended
Calculation of Basic                        September 30,              September 30,
  Earnings Per Share                      1999          1998         1999         1998
______________________________            ____          ____         ____         ____
Net Income                              $2,783,000  $2,695,000     $8,562,000  $8,235,000

                                         _________   _________      _________   _________

Average common shares outstanding        3,387,025   3,592,156      3,429,007   3,587,051

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                      (35,200)    (44,000)       (35,200)    (44,000)

                                        __________   _________      __________   ________

Weighted average shares outstanding      3,351,825   3,548,156      3,393,807   3,543,051

                                         _________   _________      _________   _________

Earnings per share (in dollars)          $    0.83   $    0.76      $    2.52  $     2.32
                                         _________   _________      _________   _________

                                          Three Months Ended         Nine Months Ended
Calculation of Diluted                      September 30,              September 30,
  Earnings Per Share                      1999          1998         1999         1998
______________________________            ____          ____         ____         ____
Net Income                              $2,783,000  $2,695,000     $8,562,000  $8,235,000

                                         _________   _________      _________   _________

Average common shares outstanding        3,387,025   3,592,156      3,429,007   3,587,051

Less:  Unallocated Employee Stock Ownership
       Plan (ESOP) shares not committed
       to be released                      (35,200)    (44,000)       (35,200)    (44,000)

Diluted stock options                      113,778     144,113        115,332     156,118
                                         _________   _________      _________   _________

Weighted average shares outstanding      3,465,603   3,692,269      3,509,139   3,699,169
                                         _________   _________     __________   _________

Earnings per share (in dollars)          $    0.80   $    0.73     $     2.44   $    2.23
                                         _________   __________    __________   __________


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